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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

UNITED STATES CELLULAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9712	62-1147325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On December 3, 2003, United States Cellular Corporation announced that it has priced a public offering of $444 million of 6.70% Senior Notes due 2033. This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by United States Cellular Corporation on December 3, 2003 relating to such announcement as an exhibit. Also included as exhibits are certain agreements related to the Note offering. The following additional information is being provided herein with respect to such offering.

Item 7. Exhibits.

(c)
Exhibits:

  The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Cellular Corporation (Registrant)
Date: December 3, 2003	By:	/s/ THOMAS S. WEBER Thomas S. Weber Vice President and Controller

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EXHIBIT INDEX

        The following exhibits are filed herewith as noted below.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of December 3, 2003 among the Registrant and the Underwriter's named therein, relating to the Registrant's 6.70% Senior Notes due 2033.
4.1	Form of Third Supplemental Indenture dated as of December 3, 2003 between Registrant and BNY Midwest Trust Company, including form of the Registrant's 6.70% Senior Notes due 2033.
99.1	Press Release.

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX